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                                                                      Exhibit 21

List of subsidiaries of the Company:

         UniTech Services Group, Inc.
         Interstate Uniform Manufacturing of Puerto Rico, Inc.
         Superior Products & Equipment Co., Inc.
         UniFirst Canada Ltd.
         UniFirst Holdings, L.P.
         UTWO Corporation
         UR Corporation
         UONE Corporation
         Euro Nuclear Services B.V.
         ENS Nuklear Services, GmbH
         Durawear Manufacturing Corp.
         Staple Manufacturing Corp.
         UniFirst S.A. de C.V.
         Uniformes de San Luis S.A. de C.V.
         RC Air, LLC